UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 9, 2013 at 8:45 a.m. (PDT).

(b)	The voting results from the Annual Meeting were as follows:

1.	Each of the following 11 directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2014 or until their respective successors are elected and qualified, and received the number of votes set forth below. There were 14,225,816 broker non-votes and no abstentions.

Name	For	Withheld
Richard C. Blum	280,161,279	7,874,254
Brandon B. Boze	285,762,681	2,272,852
Curtis F. Feeny	285,393,540	2,641,993
Bradford M. Freeman	274,500,459	13,535,074
Michael Kantor	287,227,557	807,976
Frederic V. Malek	272,541,474	15,494,059
Jane J. Su	281,459,049	6,576,484
Robert E. Sulentic	280,614,461	7,421,072
Laura D. Tyson	284,130,747	3,904,786
Gary L. Wilson	277,817,255	10,218,278
Ray Wirta	280,509,584	7,525,949

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year was approved by a vote of 288,271,377 shares in favor, 13,623,017 shares against, and 366,955 shares abstaining. There were no broker non-votes.

3.	An advisory resolution approving the Company’s named executive officer compensation was approved by a vote of 279,378,551 shares in favor, 7,954,124 shares against, and 702,858 shares abstaining. There were 14,225,816 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer